IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment on the 2ND day of July, 2021. UNITED INSURANCE HOLDINGS CORP. Name: Brooke Adler Title: Secretary [ Signature Page to Certificate of Amendment of Certificate of Incorporation] By: ____________________________